SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   ----------

                                    FORM 8-K

                                 Current Report

                       Pursuant to Section 13 or 15 (d) of
                       The Securities Exchange Act of 1934

                                 Date of Report

         (Date of earliest Event Reported):               Nobember 18, 2003

                            VICON FIBER OPTICS CORP.
             (exact name of registrant as specified in its charter)

                Delaware                     0-11057            13-2615925
     (State or other jurisdiction      (Commission title)    (IRS Employer of
identification number or organization)                     incorporation number)

       90 Secor Lane, Pelham Manor, New York                    10803
     (address of principal executive offices)                 (zip code)

 Registrant's telephone number including area code          (914) 738-5006

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Item 5

IN NOVEMBER, 2003, THREE FORMER COMPANY OFFICERS SURRENDERED ALL THEIR COMPANY STOCK TO THE COMPANY AS PART OF AN OUT OF COURT SETTLEMENT AGREEMENT OF A LEGAL SUIT PREVIOUSLY FILED BY THE COMPANY AGAINST THE THREE OFFICERS. A TOTAL OF 1,196,478 WAS SURRENDERED AND TRANSFERRED BACK TO THE COMPANY AS AUTHORIZED, BUT NOT ISSUED OR OUTSTANDING SHARES. THIS TRANSACTION REDUCED THE COMPANY'S ISSUED

AND OUTSTANDING SHARES FROM 8,538,609 TO 7,341,591 SHARES

                              Signatures


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized. November 19, 2003


                                        Vicon Fiber Optics Corp.

                                        By: /s/ Arthur Levine